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                               EXHIBIT (10)(h)

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North American Security Life Insurance Company
116 Huntington Avenue
Boston, Massachusetts 02116
(616) 266-6008



December 14, 1995


To Whom It May Concern:



This opinion is written in reference to the Class A, Class B and Class C shares of beneficial interest, $.001 par value (the "Shares") of the Small/Mid Cap, International Small Cap and Growth Equity Funds of North American Funds, a Massachusetts business trust (the "Fund"), to be offered and sold pursuant to a Registration Statement on Form N-1A (No. 33-27958) (the "Registration Statement") filed by the Fund pursuant to the Securities Act of 1933.

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

1. The Fund has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachuseets business trust.

2. The Shares have been duly authorized and, when sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Betsy Anne Seel

Betsy Anne Seel, Esq.
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